EXHIBIT 11

                    GENTNER COMMUNICATIONS CORPORATION

             STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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                                             Three Months   Three Months
                                                 Ended          Ended
                                            September 30,  September 30,
                                                  1995           1994
                                               ----------     ----------

Primary:

  Earnings (loss):
    Net income (loss) . . . . . . . . . . . .$    151,625  $    (379,708)
    Assumed interest expense reduction on
     retirement of acquirable long-term
     liabilities . . . . . . . . . . . . . .       -              -
    Assumed interest income increase on
     purchase of investments . . . . . . . .       -              -
                                               ----------     ----------
      Adjusted net income (loss) . . . . . . $    151,625  $    (379,708)
                                               ==========     ==========
  Shares:
    Weighted average number of common shares
     outstanding. . . . . . . . . . . . . . .   7,574,179      7,338,375
    Assumed exercise of weighted average
     number of options and warrants
     outstanding . . . . . . . . . . . . . .       -              -
    Assumed repurchase of common shares . . .      -              -
                                               ----------     ----------
      Adjusted weighted average of common
       shares outstanding . . . . . . . . . .   7,574,179      7,338,375
                                               ==========     ==========

  Primary Earnings (Loss) Per Share . . . . .       $0.02         ($0.05)
                                               ==========     ==========

Fully Diluted:

  Earnings (loss):
    Net income (loss) . . . . . . . . . . . .$    151,625  $    (379,708)
    Assumed interest expense reduction on
     retirement of acquirable long-term
     liabilities . . . . . . . . . . . . . . .     37,052         -
    Assumed interest income increase on
     purchase of investments . . . . . . . . .     10,012         -
                                               ----------     ----------
      Adjusted net income (loss) . . . . . . $    198,689  $    (379,708)
                                               ==========     ==========
  Shares:
    Weighted average number of common shares
     outstanding. . . . . . . . . . . . . . .   7,574,179      7,338,375
    Assumed exercise of weighted average
     number of options and warrants
     outstanding . . . . . . . . . . . . . .    3,963,742         -
    Assumed repurchase of common shares . . .  (1,531,075)        -
                                               ----------     ----------
      Adjusted weighted average of common
       shares outstanding . . . . . . . . . .  10,006,846      7,338,375
                                               ==========     ==========

  Fully Diluted Earnings (Loss) Per Share . .       $0.02         ($0.05)
                                               ==========     ==========

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